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Exhibit 10.12

GENERAL AGENCY AGREEMENT

        THIS AGREEMENT, made this 1st day of October, 1984, by and between DVM INSURANCE AGENCY of GARDEN GROVE, CALIFORNIA, hereinafter designated as "Agent", and NATIONAL CASUALTY COMPANY duly organized and existing under and by virtue of the laws of the State of Michigan and having their Property/Casualty office in SCOTTSDALE, ARIZONA hereinafter designated as "Company."

        For consideration received and pursuant to Agent's request that the underwriting facilities of Company be made available to Agent, it is agreed that:

1.
AUTHORITY OF AGENT

        Subject to the underwriting rules and regulations of the Company as they are from time to time constituted, Company hereby grants authority and thereby empowers Agent to act as General Agent in the state(s) listed in the attached Appointment and Commissions Exhibit, incorporated herein by reference.

  (a)
  To bind according to the attached Binding Authority; execute, amend, delete, or make adjustments in coverage, and renew only such policies of insurance as may be specified in and within the amounts stated; strictly comply with all instructions given by the Company; treat as confidential and use only in the interest of the Company all instructions and information received from the Company. However, said Binding Authority shall not be delegated by the Agent to any person or persons except as is expressly authorized in writing by an officer of the Company.

  (b)
  To cancel or nonrenew such Contracts and obligations at the discretion of the Agent where cancellation or nonrenewal is legally permissible and in accordance with any and all laws respecting cancellation and/or nonrenewal of such contracts, unless otherwise instructed by the Company.

  (c)
  To collect, receive and receipt for premiums on Contracts placed with the Company by Agent, (hereinafter referred to as "Premiums") and to retain out of Premiums so collected, as full compensation for such Contracts, commissions at rates from time to time prescribed in accordance with Section 2 hereof.

  (d)
  To perform all underwriting, accounting and claim functions and to provide such at no cost to the Company.

    This appointment of agency is exclusive and the Company may not appoint other agents and/or brokers in the same territory to solicit pet insurance.

    The Company and the Agent mutually agree that this General Agency Agreement is best served when the Agent is an Independent Contractor for all purposes. As an independent contractor, the Agent has the right to exercise independent judgment as to time, place, and manner of soliciting insurance applications, servicing policyholders, and otherwise carry out the provisions of the Agreement. Furthermore, the Agent will pay all expenses in connection with his/her agency and has no authority to incur any indebtedness on behalf of the Company.

2.
COMMISSIONS

(a)
As full compensation for Contracts placed by Agent with the Company, the Company will pay the Agent commissions in accordance with the attached Appointment and Commission Exhibit (hereinafter referred to as "Commissions").

  (b)
  Agent agrees, either during the continuance of this Agreement or after its cancellation to refund unearned Commissions caused by policy cancellations or reductions, in each case at the same rate at which such Commissions were originally retained or paid.

  (c)
  The Company reserves the unilateral right to revise the rates of Commissions by giving not less than 30 days written notice to the Agent. Such change shall not affect Commissions on Premiums due and collected on or before the effective date stated in the written notice.

3.
PREMIUMS AND ACCOUNTINGS

        The following provisions are applicable to all Contracts placed by the Agent with the Company:

  (a)
  The Agent guarantees payment of all monies due the Company on business written under this Agreement, whether or not collected by the Agent. All monies collected by the Agent for membership fees, policy fees, lost and found fees, and other miscellaneous fees shall not be defined as premiums or included in any payments to the Company.

  (b)
  Accounts of the business placed by Agent with Company shall be rendered monthly to Agent by Company and the balance therein shown to be due Company shall be paid not later than 45 days after the end of the month to which the account is applicable. Said payment shall be in the exact amount shown on Company statement. Requirement for payment "as rendered" can only be waived by specific approval in writing by an officer of the Company.

  (c)
  All premiums due the Company are the property of the Company and shall be held by the Agent in a fiduciary capacity as trustee for the Company until delivered to the Company. The keeping of an account with the Agent on the Company's books, as a creditor and debtor account, is declared a record memorandum of business transacted, and neither such keeping of account nor lateration in commission amount, nor failure to enforce prompt remittance, compromise, settlement, declaration of balance of account nor suspension or cancellation of this Agreement shall be held to waive assertion of the trust relationship as to Premiums collected by the Agent.

  (d)
  The right of the Agent or any other person to receive Commissions shall at all times be subordinate to the right of the Company to offset or apply Commissions, including Profit Sharing Commissions, against any indebtedness of the Agent to the Company. This right of offset shall also apply against any liability incurred by the Company to any persons by reason of the negligence or unauthorized acts committed by the Agent.

  (e)
  All accounting records of the Agent pertaining to Contracts written through the Company shall be subject to inspection by the Company at any reasonable time during the continuance of this Agreement and for three years after the termination thereof.

  (f)
  Upon request by the Company, the Agent shall submit to the Company a financial statement of condition.

4.
OWNERSHIP OF EXPIRATIONS

        If upon cancellation of this Agreement, the Agent has promptly accounted for and paid to the Company all Premiums and other monies and securities collected or held for or on behalf of the Company for which the Agent may be liable or has given the Company a bond or security satisfactory to it guaranteeing the payment thereof, the records of the Agent and the use and control of expirations shall remain the property of the Agent; otherwise the right and title to the records and the use and control of ownership of expirations shall be vested in the Company for sale, use or disposal as it deems fit, to reduce the amount of indebtedness.

        The Agent will not be considered in default of his obligation to account for and pay to the Company Premiums, if there is an honest difference of opinion as to the amount due, provided the

Agent has properly accounted for and paid to the Company all Premiums about which there is no dispute.

5.
SUSPENSION

        The Company may immediately suspend all or any part of the authority given the Agent under this Agreement:

  (a)
  If the Company ceases to write Contracts of Insurance in the Agent's territory, or

  (b)
  If the Agent fails to perform any obligation to be performed under this agreement, or

  (c)
  If any public authority cancels, suspends or declines to renew the Agent's license or certificate of authority, or

  (d)
  On the effective date of sale, transfer, or merger of the Agent's business provided; however, that the Company may elect to offer a General Agency Agreement to any successor who meets the Company's requirements for appointment, or

  (e)
  Upon attachment of the Agent's business, records or accounts pursuant to any order of court.

        Notice of suspension shall be given in writing to Agent and shall thereupon immediately cease exercising the authority given the Agent under this Agreement until Agent receives notice in writing from the Company that the suspension is no longer applicable. The provisions of this section shall in no way diminish the right of the Company to cancel this Agreement, nor is suspension a required pre-requisite to cancellation.

6.
CANCELLATION

        This Agreement may be cancelled:

  (a)
  At any time by mutual agreement, or

  (b)
  Automatically if any public authority cancels, suspends or declines to renew the Agent's license or certificate of authority, or

  (c)
  Automatically on the effective date of sale, transfer, or merger of the Agent's business provided; however, that the Company may elect to offer a General Agency Agreement to any successor who meets the Company's requirements for appointment, or

  (d)
  Automatically upon attachment of the Agent's business, records or accounts pursuant to any order of court, or

  (e)
  By either party upon thirty (30) days' written notice to the other.

        Any unused policies, certificates, endorsements, or binders, and other unused Company supplies furnished by the Company to the Agent shall remain the property of the Company and shall be accounted for and returned by the Agent to the Company on demand.

        Following receipt of 30 days' written notice, the Agent no longer has binding authority to obligate the Company. In addition, the Agent must notify any prospective clients that the quotes they presently have offered to them have been withdrawn or must be accepted by the effective date of cancellation.

7.
AGENT'S OBLIGATIONS AFTER TERMINATION

        If upon cancellation of this Agreement, the Agent is entitled to the ownership, use and control of expirations, the Company, at the Agent's election will continue outstanding Contracts in force until their normal expirations subject to the following Conditions:

  (a)
  The Agent will use his best efforts to replace all Contracts with policies of other insurers;

  (b)
  The Agent shall continue to service the outstanding Contracts, process non-renewal notices and endorse the Contracts through the liquidation of outstanding claims;

  (c)
  With respect only to the servicing of Contracts continued in force after the termination of this Agreement, the Agent shall continue to be the recognized representative of the Company, subject to all of the provisions of this Agreement, except that the Agent shall not, without the prior approval of the Company, increase or extend the Company's liability thereunder, or extend the term of condition of, any such policies;

  (d)
  All Premiums have been promptly accounted for and paid to the Company by the Agent.

        The Company shall not be obligated under this Section to continue in force Contracts which are prohibited by law or the order, rule or regulation of a regulatory body.

8.
INDEMNIFICATION

(a)
The Company will defend and indemnify the Agent against liability, including cost of defense and settlements, imposed on him by law for damages sustained by policyholders and caused by acts or omissions of the Company, provided the Agent has not caused or contributed to such liability by his own acts or omissions. The Agent agrees, as a condition of such indemnification, to notify the Company promptly of any claim or suit against him and to allow the Company to make such investigation, settlement or defense thereof as the Company deems prudent.

(b)
The Agent agrees to indemnify and hold the Company harmless for any damages resulting directly or indirectly from any violations by the Agent of any insurance law or insurance department regulation and/or breach of Agent's obligations under this Agreement.

(c)
The Agent agrees to maintain errors and omissions coverage for himself and all those for whom he is responsible. The E&O coverage will be primary over any indemnification, but is not designed to remove responsibility for indemnification from the Agent or the Company.

(d)
The Company agrees to indemnify and hold the Agent harmless for any damages resulting directly or indirectly from any violations by the Company of any insurance law or insurance department regulation and/or breach of Company's obligations under this Agreement.

9.
GENERAL PROVISIONS

(a)
The Company shall not be responsible for expenses incurred by the Agent whether on Agent or Company's behalf, unless previously authorized by Company in writing.

(b)
The Agent shall not broadcast, publish or distribute any advertising materials or other matter, including marks or logos, referring to Company or to Company's Contracts of Insurance, without first securing written approval from the Company.

(c)
Upon either suspension of the Agent's authority or termination of this Agreement the Company may, at its sole discretion, seek to collect premiums directly from any producing agent or from the insured.

(d)
This Agreement shall not inure to the benefit of any successor in interest of the Agent, nor may any interest of the Agent, nor may any interest under this Agreement be assigned by Agent without the prior written consent of an officer of the Company, but such consent shall not be unreasonably withheld.

(e)
In case the Company shall find it necessary to perform any duty otherwise imposed on the Agent under this Agreement or by course or conduct, including, but not limited to the duty, upon cancellation, pursuant to Section 9 hereof, to continue to service the outstanding

    Contracts, the Agent shall be liable for all reasonable costs, including attorney's fees, incident thereto.

  (f)
  In the event the agent under this Agreement is a corporation, it is further understood and agreed that the individual principal stockholders of the Corporation shall guarantee that all conditions of this Agreement and any supplement, amendment, extensions or renewals thereof shall be binding upon them severally and jointly in the same manner as upon the Corporation named as Agent.

  (g)
  It is expressly understood and agreed there are no promises, agreements, or understandings other than those contained in this written Agreement; that all prior Agency Agreements with the Company are hereby superseded, whether written or oral; and that no agent, employee or other representative of either party has any authority to obligate the other by any terms, stipulations, or conditions not herein expressed unless the same be in writing from an Officer of each party and attached to and made a part of this Agreement.

  (h)
  Notices under this Agreement shall be given by delivering or mailing a copy to the party entitled to notice. Notice by mail shall be deemed sufficiently given when mailed by certified mail, postage prepaid, addressed to the Company, or to the Agent at the last known address of such Agent according to the Company's records.

  (i)
  The Agent shall comply with all applicable laws or regulations of the State or States in which he may operate with respect to the procurement and placement of insurance and shall provide the appointed authority in each State with all required filings, affidavits, and reports.

  (j)
  The Agent agrees to assist the Company in the prompt reporting of losses on business written and in a reasonable amount of subsequent investigation as may be required by the Company; but the Agent's authority is limited to the ascertaining and reporting of facts and does not bind the Company on any matter relating to the acknowledgment or acceptance, or compromising or payment of any losses, unless directed to do so by the Company, in writing. No act of the Company shall act as a waiver of this limitation.

  (k)
  If any dispute or disagreement shall arise in connection with any interpretation of this Agreement, its performance or non-performance, or the figures or calculations used, the parties shall make every effort to meet and settle their dispute in good faith informally.

  (l)
  If a conflict exists as to which Agent is authorized to represent an existing or prospective policyholder with respect to a contract, the policyholder's written statement designating his agent or broker shall control.

  (m)
  It is an Agent's sole responsibility to notify the insured of policy expiration and send legal notice of nonrenewal.

10.
The effective date of this Agreement shall be 10/1/84.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its authorized official and the Agent has subscribed his name hereto as of the day, month and year first above written.

COMPANY
ATTEST:	/s/ SARA E. STONE	BY:	/s/ ROLLAND L. WIEGERS
(Signature)
DATED:	4-26-85		Rolland L. Wiegers, Vice Pres.
(Type or print name and title)
AGENT
ATTEST:	/s/ CAROL MUNZING	BY:	/s/ JACK L. STEPHENS, DVM
(Signature)
DATED:	5/9/85		Jack L. Stephens, DVM (Type or print name and title)

ADDENDUM NO. ONE

        This Addendum is attached to and becomes a part of the General Agency Agreement dated October 1, 1984 between NATIONAL CASUALTY COMPANY, hereinafter called the "Company," and DVM INSURANCE AGENCY, hereinafter called the "Agent," and is to become effective with respect to all business placed with the Company by the Agent in the State of Texas on and after February 3, 1993.

1.
Paragraph 1(a) of the General Agency Agreement is amended and supplemented to read as follows:

"(a)
To bind according to the attached Binding Authority; execute, amend, delete, or make adjustment in coverage and renewal only such policies of insurance that may be specified in and within the amount stated; strictly comply with all instructions given by the Company; treat as confidential and use only in the interest of the Company all instructions and information received from the Company. However, said Binding Authority shall not be delegated by the Agent to any person or persons except as is expressly authorized in writing by an officer of the Company. The Agent has no authority to appoint or terminate agents on behalf of the Company, and further has no authority to negotiate, place, or cede reinsurance on behalf of the Company, or to collect any payment from a reinsurer or commit the Company to a claims settlement with a reinsurer."

2.
Paragraph 3(b) of the General Agency Agreement is amended and supplemented to read as follows:

"(b)
Accounts of the business placed by Agent with the Company shall be rendered monthly to Company by Agent, and the balance therein shown to be due Company shall be paid not later than 45 days after the end of the month to which the account is applicable. Said payment shall be in the exact amount shown on agent statement. Requirement for payment 'as rendered' can only be waived by specific approval in writing by an officer of the Company. It is understood and agreed that the Agent has no authority to incur or pay any loss or loss adjustment expense on behalf of the Company, and also that the Agent is not entitled to receive any management fee or to establish any reserve for losses incurred but not reported, the intention of the parties being that as between the Company and the Agent, the Company has the exclusive authority and responsibility to establish reserves for losses incurred but not reported. The parties further stipulate and agree that the Agent has no authority to calculate earned premium on behalf of the Company, and that the Agent's monthly statement shall reflect written premium, commissions, return premium, and return commissions only.

    Both the Company and the Agent shall maintain on file for a period of not less than 3 years from the date thereof full, true and accurate copies of each account rendered by the Agent, and shall make each such account available to the Texas Commissioner of Insurance for review upon request."

3.
Paragraph 3(c) of the General Agency Agreement is amended and supplemented to read as follows:

"(c)
All premiums, and all other funds, if any, held by the Agent, are the property of the Company and shall be held by the Agent, in a trust account, and in a fiduciary capacity as trustee for the Company until delivered to the Company by the Agent. The Agent hereby specifically acknowledges that any and all unremitted funds due and owing the Company are owned exclusively by the Company and that as between the Company and Agent, the Company has a perfected priority or security interest therein."

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4.
Paragraph 3(d) of the General Agency Agreement is amended and supplemented to read as follows:

"(d)
The right of the Agent or any other person to receive Commissions shall at all times be subordinate to the right of the Company to offset or apply Commissions including Profit Sharing Commissions, against any indebtedness of the Agent to the Company. This right of offset shall also apply against any liability incurred by the Company to any persons by reason of the negligence or unauthorized acts committed by the Agent. The Agent shall have no right to offset any balance under this contract with any offset due under any other contract."

5.
Paragraph 10 of the General Agency Agreement is supplemented by the addition of subparagraphs (o), (p), (q), (r), (s), (t), (u), (v), (w) and (x) reading as follows:

"(o)
The Agent shall maintain separate records with respect to all business transacted on behalf of the Company, as specified in Texas Insurance Code, Article 21.07-3, Section 3C(b), which shall include underwriting files for all business written. These separate records shall be maintained by the Agent at least five (5) years or until the completion of a financial examination by the insurance department of the state of domicile of the Company, whichever is longer.

(p)
The Company shall have the right and responsibility to conduct examinations of the Agent on a semi-annual basis. Each such examination shall be conducted so as to adequately provide the Commissioner of Insurance of Texas with accurate information regarding timeliness of premium reporting and collection by the Agent, compliance with underwriting guidelines by the Agent, and reconciliation of policy inventory. Since the Agent has no authority hereunder to incur or make any claim payment on behalf of the Company, it is agreed that claims procedures and timeliness of claim payments shall not be a subject of any such examination. Each such examination shall be made available to the Commissioner of Insurance of Texas for review, and shall remain on file with the Company for at least 3 years from the date thereof.

(q)
The Agent shall notify the Company in writing within thirty (30) days if there is a change in ownership of 10% or more of the outstanding stock of the Agent, any principal officer of the Agent, or any director of the Agent or Agency designated in this General Agency Agreement.

(r)
The Agent shall not exceed $3,000,000 in annual premium volume;

(s)
The Agent shall charge only those rates approved by the Company in advance in writing;

(t)
The Company shall furnish to the Agent appropriate policy forms for issuance in accordance with the underwriting guidelines furnished to the Agent by the Company. In no event shall the Agent have any authority to alter, delete, amend or modify any policy form with respect to the exclusions contained therein, territorial limitations, policy cancellation provisions, or any other term or condition set forth in the policy, without first having the written consent of the Company.

(u)
Written underwriting guidelines, established by the Company, shall be furnished to, and shall be binding upon the Agent, it being the intention of the parties that the Company's underwriting guidelines are hereby incorporated in this General Agency Agreement by reference.

(v)
Notwithstanding any provision contained in this Agreement to the contrary, either party may terminate this Agreement for cause on failure on the other party to comply with any provision of this Agreement. Such termination shall be effective immediately. At Company's option, Company may suspend any or all authority of the Agent during the pendency of any default of Agent, any dispute regarding any default of Agent, or during any period, if any, allowed to cure any such default. Any exercise by Company of its rights under this provision to suspend

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    any and all authority of Agent shall not be considered a default under the terms of this Agreement.

  (w)
  If the Company's aggregate premium volume increases by thirty percent (30%) in any thirty (30) day period, the Company shall cause to be conducted an examination within ninety (90) days of any Agent, including but not limited to the Agent who is a party to this General Agency Agreement, who writes more than twenty percent (20%) of the Company's volume and who has experienced an increase of twenty percent (20%) in premium volume during the same thirty (30) day period.

  (x)
  All amendments and changes to this Agreement must be in writing and must specify the effective date thereof.

        This Addendum supercedes all previous addenda and amendments to this Agreement, effective February 3, 1993. All other terms and conditions of the General Agency Agreement remain unchanged.

        IN WITNESS WHEREOF, the Company has caused this Addendum to be executed by its authorized officer, and the Agent has subscribed his name hereto on the day and year indicated.

COMPANY
ATTEST:	/s/ SHERRY VAN PARYS	BY:	/s/ THOMAS D. STAMM
(Signature)
DATE:	June 8, 1993		Thomas D. Stamm, Assistant Vice President
(Type or Print Name & Title)
AGENT
ATTEST:	/s/ KATHERINE E. WILLIAMS	BY:	/s/ JACK L. STEPHENS, DVM
(Signature)
DATE:	June 22, 1993		Jack L. Stephens, DVM (Type or Print Name & Title)

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BINDING AUTHORITY EXHIBIT

NATIONAL CASUALTY COMPANY

DVM INSURANCE AGENCY
Effective 10/1/84

        Pursuant to Section 1(a) of the General Agency Agreement, the Company hereby grants to the Agent the following Line Limit Binding Authority:

    Per reinsurance agreements between National Casualty Company and Veterinary Pet Insurance Company.

BINDING AUTHORITY EXHIBIT

BINDING AUTHORITY EXHIBIT

NATIONAL CASUALTY COMPANY

DVM INSURANCE AGENCY
Effective 10/1/84

        Pursuant to Section 1(a) of the General Agency Agreement, the Company hereby grants to the Agent the following Line Limit Binding Authority:

    Per reinsurance agreements between National Casualty Company and Veterinary Pet Insurance Company.

BINDING AUTHORITY EXHIBIT

APPOINTMENT AND COMMISSIONS EXHIBIT

NATIONAL CASUALTY COMPANY

DVM INSURANCE AGENCY
Effective 10/1/84

1.
The Company, pursuant to Section 1 of the foregoing General Agency Agreement, hereby appoints the Agent in the following territory or state(s):

All states in which the company is approved
to write Pet Insurance.

2.
Pursuant to Section 2(a) of the foregoing General Agency Agreement, the Company will pay the following commissions on net premiums written (gross written premium less refunds or cancellations).

    Per reinsurance agreements between National Casualty Company and Veterinary Pet Insurance Company.

APPOINTMENT AND COMMISSIONS EXHIBIT

APPOINTMENT AND COMMISSIONS EXHIBIT

NATIONAL CASUALTY COMPANY

DVM INSURANCE AGENCY
Effective 10/1/84

1.
The Company, pursuant to Section 1 of the foregoing General Agency Agreement, hereby appoints the Agent in the following territory or state(s):

All states in which the company is approved
to write Pet Insurance.

2.
Pursuant to Section 2(a) of the foregoing General Agency Agreement, the Company will pay the following commissions on net premiums written (gross written premium less refunds or cancellations).

    Per reinsurance agreements between National Casualty Company and Veterinary Pet Insurance Company.

APPOINTMENT AND COMMISSIONS EXHIBIT

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  Exhibit 10.12
GENERAL AGENCY AGREEMENT
ADDENDUM NO. ONE